Exhibit 99.1

Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com

Media Contact: Erick R. Gustafson Marsh & McLennan Companies +1 202 263 7788 erick.gustafson@mmc.com	Investor Contact: Dan Farrell Marsh & McLennan Companies +1 212 345 3713 daniel.farrell@mmc.com

MARSH & McLENNAN COMPANIES ANNOUNCES PRICING OF

$5.0 BILLION SENIOR NOTES OFFERING

NEW YORK, January 8, 2019 — Marsh & McLennan Companies, Inc. (the “Company”) announced today that it has priced $700 million aggregate principal amount of its 3.500% Senior Notes due 2020, $1,000 million aggregate principal amount of its 3.875% Senior Notes due 2024, $1,250 million aggregate principal amount of its 4.375% Senior Notes due 2029, $500 million aggregate principal amount of its 4.750% Senior Notes due 2039, $1,250 million aggregate principal amount of its 4.900% Senior Notes due 2049 and $300 million aggregate principal amount of its Floating Rate Senior Notes due 2021 (collectively, the “Notes”). The Company intends to use the net proceeds to fund, in part, the acquisition (“Acquisition”) of Jardine Lloyd Thompson Group plc. (“JLT”), including the payment of related fees and expenses, and to repay certain JLT indebtedness, as well as for general corporate purposes. The Acquisition is expected to be completed in the spring of 2019, subject to certain customary conditions. The closing of the Notes offering is not contingent on the closing of the Acquisition and is expected to occur on January 15, 2019, subject to certain customary conditions.Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the Notes offering. ANZ Securities, Inc., BNP Paribas Securities Corp., Drexel Hamilton, LLC, GC Securities, a division of MMC Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and The Williams Capital Group, L.P. are acting as co-managers for the Notes offering.

An effective shelf registration statement related to the Notes has previously been filed with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made by means of a prospectus supplement and an accompanying base prospectus related to the offering. Before you invest, you should read the prospectus supplement and the base prospectus for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR or the SEC website at www.sec.gov; alternatively, copies may be obtained from: (i) Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY11717, telephone: 1-800-831-9146 or by emailing prospectus@citi.com, (iii) Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, telephone: 1-800- 503-4611 or by emailing prospectus.CPDG@db.com, and (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255, telephone: 1- 800-294-1322 or by emailing dg.prospectus_requests@baml.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Marsh & McLennan Companies

Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The company’s approximately 65,000 colleagues advise clients in over 130 countries. With annual revenue over $14 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading firms. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce.

Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients.

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